   POWER OF ATTORNEY
   (Section 16)

 KNOW ALL BY THESE PRESENTS, that the undersigned hereby
authorizes each of Joshua R. Floum, Thomas A. M'Guinness, Ariela St.
Pierre and Jenny Kim of Visa Inc., a Delaware corporation (the
"Company"), or any of them signing singly, to execute for and on behalf of the undersigned, in the undersigned's capacity as Global
Head of Strategy and Corporate Development of the Company, Forms 3, 4
and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to
Section 16(a) of the Securities Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company.  The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934.

 This Power of Attorney shall remain in full force and effect until the earliest of:  (1) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company; (2) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact; or (3) as to a specific attorney-in-fact, employment of such attorney-in-fact and the company is terminated.
       IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 17th day of June, 2009.

 By:  /s/Rupert Keeley
 Name: Rupert Keeley
 Title: Global Head of Strategy and
    Corporate Development